UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Under Rule 14a-12

ImmunoCellular Therapeutics, Ltd.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

IMMUNOCELLULAR THERAPEUTICS, LTD.

21900 Burbank Boulevard, 3rd Floor

Woodland Hills, California 91367

August 10, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. The meeting will be held at our corporate offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, CA 91367, beginning at 9:00 A.M., local time, on Monday, September 24, 2012.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes two items to be voted on by the stockholders. At the Annual Meeting, Dr. Manish Singh, our President and Chief Executive Officer, will also report on ImmunoCellular’s current operations and will be available to respond to questions from stockholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card (or use telephone or Internet voting procedures, if offered by your broker), even if you plan to attend the meeting.

I hope you will join us.

Sincerely,

/s/ John S. Yu
John S. Yu, M.D.
Chairman of the Board

IMMUNOCELLULAR THERAPEUTICS, LTD.

21900 Burbank Boulevard, 3rd Floor

Woodland Hills, California 91367

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on September 24, 2012

Notice is hereby given to the holders of common stock, $0.0001 par value per share, of ImmunoCellular Therapeutics, Ltd. (“ImmunoCellular,” the “Company,” “we” or “our”) that the Annual Meeting of Stockholders will be held on Monday, September 24, 2012 at our corporate offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, CA 91367, beginning at 9:00 A.M., local time, for the following purposes:

(1)	To elect six directors to serve until the 2013 Annual Meeting of Stockholders;

(2)	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record at the close of business on August 3, 2012 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors

August 10, 2012	/s/ John S. Yu
John S. Yu, M.D.
Corporate Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

i

IMMUNOCELLULAR THERAPEUTICS, LTD.

21900 Burbank Boulevard, 3rd Floor

Woodland Hills, California 91367

Annual Meeting of Stockholders to be Held on September 24, 2012

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, $0.0001 par value per share, of ImmunoCellular Therapeutics, Ltd., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2012 Annual Meeting of Stockholders to be held at our corporate offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, CA 91367, beginning at 9:00 A.M., local time, on Monday, September 24, 2012, and at any postponement or adjournment of the Annual Meeting.

This Proxy Statement and the accompanying proxy card are being mailed to our stockholders on or about August 10, 2012.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are (1) the election of directors, and (2) the ratification of our appointment of our independent registered public accounting firm. In addition, management will report on our performance and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on August 3, 2012 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholder of Record — If your shares are registered directly in your name with our Transfer Agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote your proxy directly with us by sending your proxy to Computershare or to vote in person at the Annual Meeting.

•

Beneficial Owner — If your shares are held in the name of a stock brokerage account or a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting.

What are the voting rights of the holders of our common stock?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the six director nominees and to one vote on the other proposal covered by this Proxy Statement. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote on the applicable proposal will be required for approval to ratify our appointment of our independent registered public accounting firm. With regard to the election of directors, the six nominees receiving the greatest number of affirmative votes cast will be elected.

Shares not present at the Annual Meeting, shares voting “abstain” and “broker non-votes” will have no effect on the election of directors. For any other proposals to be voted on at the Annual Meeting, abstentions are considered votes cast on the proposal and will have the same effect as votes against the proposal. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) will not be counted as votes cast, or entitled to be cast, on that proposal and therefore will not affect the outcome of any matter being voted on, except for any proposal that requires the affirmative vote of a majority of our outstanding shares of common stock.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of August 3, 2012, there were 40,587,548 shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to vote at the Annual Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this Proxy Statement (see Proposal I);

•	“FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (see Proposal II).

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of August 3, 2012 and bring proof of your identity. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of August 3, 2012, or a legal proxy if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you should bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

•

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote by telephone, by Internet or by returning your marked proxy to Computershare so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

•	You may vote over the Internet. Simply follow the instructions on the proxy card. If you vote over the Internet, you should not vote by telephone or vote by returning a proxy card.

•	You may vote by telephone. Simply follow the instructions on the proxy card. If you vote over the telephone, you should not vote by Internet or vote by returning a proxy card.

•

You may vote by mail. If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you vote by mail, you should not vote by telephone or over the Internet.

How will my proxy card be voted?

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented by the proxy card, telephone vote or Internet vote will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES MAILED, VOTED VIA TELEPHONE OR VOTED VIA INTERNET WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON BOTH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PERSONS NAMED AS PROXY HOLDERS ON THE PROXY CARD, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS.

How may I revoke the voting instructions previously given?

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to our Corporate Secretary, (2) properly submitting to us a duly executed proxy bearing a later date, or (3) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: ImmunoCellular Therapeutics, Ltd. 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367, Attention: Corporate Secretary. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

How may I request multiple sets of proxy materials if two or more stockholders reside in my household?

To minimize our expenses, one Proxy Statement and one 2011 Form 10-K Report may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of these documents to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies of these documents, and requests that in the future separate documents be sent to stockholders who share an address, should be directed by writing to ImmunoCellular Therapeutics, Ltd. 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367, Attention: Corporate Secretary, or by calling our Corporate Secretary at (818) 992-2907.

How may I request a single set of proxy materials for my household?

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address set forth in the preceding paragraph to request delivery of a single copy of these materials.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on September 24, 2012

This Proxy Statement, the accompanying proxy and our 2011 Form 10-K Report are also available on our website at www.imuc.com.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Bylaws, our Board of Directors has reduced the authorized number of our directors from seven to six, effective as of the date of the Annual Meeting. Each director is elected for a term of one year and until his or her successor is elected.

Director Nominees

The following is information concerning the nominees for election as directors. Each nominee currently serves as a director of ImmunoCellular, and each nominee other than Richard Chin was re-elected as a director at our 2011 annual meeting of stockholders. Under his current right to designate two other members of our Board of Directors, Dr. Yu designated Ms. Helen Kim to serve as one of our directors in August 2011. Our Board of Directors has determined that all of our directors except Dr. Manish Singh and Dr. John Yu are independent directors as defined in the NYSE MKT rules governing members of boards of directors. Our seventh director, Jacqueline Brandwynne, is not standing for re-election at the Annual Meeting.

We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Name	Age

John S. Yu, M.D.(5)(6)	48
Richard Chin(1)(3)(4)(6)	45
Richard A. Cowell(2)(3)(6)	65
Manish Singh, Ph.D.(4)	44
Rahul Singhvi, Sc.D.(1)(2) (3)(4)(5)(6)	47
Helen Kim(2)(4)(5)(6)	49

(1)	Member of our Compensation Committee
(2)	Member of our Nominating and Corporate Governance Committee
(3)	Member of our Audit Committee
(4)	Member of our Finance Committee
(5)	Member of our Strategy Committee
(6)	Member of our Executive Committee

John S. Yu, M.D.

Dr. Yu has served as our Chief Scientific Officer and a director since November 2006 and Chairman of the Board since January 2007. He is a member of the full-time faculty in the Department of Neurosurgery at Cedars-Sinai Medical Center. An internationally renowned neurosurgeon, Dr. Yu’s clinical focus is on the treatment of malignant and benign brain and spinal tumors. He is also conducting extensive research in immune and gene therapy for brain tumors. He has also done extensive research in the use of neural stem cells as delivery vehicles for brain cancers and neurodegenerative diseases. He was inducted into Castle and Connelly’s America’s Top Doctors in 2005. Dr. Yu has published articles in a number of prestigious journals, including The Lancet, Cancer Research, Cancer Gene Therapy, Human Gene Therapy, Journal of Neuroimmunology, Journal of Neurological Science and Journal of Neurosurgery. Dr. Yu earned his bachelor’s degree in French literature and biological sciences from Stanford University and spent a year at the Sorbonne in Paris studying French literature. He also pursued a fellowship in immunology at the Institut Pasteur in Paris. He earned his medical degree from Harvard

Medical School and master’s degree from the Harvard University’s Department of Genetics. He completed his neurosurgical residency at Massachusetts General Hospital in Boston. In addition, he was a Neuroscience Fellow at the National Institutes of Mental Health in the Neuroimmunology Unit at Massachusetts General Hospital from 1988 to 1989 and was a Culpepper Scholar at the Molecular Neurogenetics Unit at that hospital from 1993 to 1995. His other honors include the Preuss Award, Joint Section on Tumors, American Association of Neurological Surgeons and Congress of Neurologic Surgeons in 1995. He received the Academy Award from the American Academy of Neurological Surgery at its 1996 annual meeting. Other honors include the Young Investigator Award from the Congress of Neurological Surgeons in 2000, the National Brain Tumor Foundation Grant in 2001, and the Mahaley Clinical Research award from the American Association of Neurological Surgeons in 2005.

Dr. Yu, as a recognized leader in the field of neurosurgery, has extensive knowledge of current therapies and therapies under development for the treatment of brain tumors and has participated in numerous clinical trials for potential therapies in this field. As our Chief Scientific Officer and the co-inventor of our brain tumor vaccine technologies, Dr. Yu brings to the Board significant scientific expertise directly relevant to our product research and development activities.

Richard Chin, M.D.

Dr. Chin was appointed as a director in March 2012. Dr. Chin is a physician with extensive expertise in drug and biologics development. He has overseen multiple investigational new drug applications and new drug applications/biologic license applications, and has authored several textbooks on clinical trial medicine. From 2008 until 2011, Dr. Chin served as a director and CEO of OneWorld Health, a nonprofit pharmaceutical company largely funded by the Bill and Melinda Gates Foundation. OneWorld Health is engaged in developing drugs for neglected diseases in impoverished countries. From 2006 to 2008, he was the CEO and President of OXiGENE, and served on its board of directors from 2004 to 2008. From 2004 to 2006, Dr. Chin was at Elan Corporation, where he served, among other roles, as Senior Vice President of Global Development. Dr. Chin also held various clinical and scientific roles for Genentech between 1999 and 2004, including Head of Clinical Research for the Biotherapeutics Unit, overseeing approximately half of the clinical programs at Genentech. Dr. Chin began his career at Procter and Gamble Pharmaceuticals, where he served as Associate Medical Director. He received a B.A. in Biology, magna cum laude, from Harvard University and the equivalent of a J.D. with honors from Oxford University in England under a Rhodes Scholarship. Dr. Chin holds a Medical Degree from Harvard Medical School and is licensed to practice medicine in California. He currently serves on the Adjunct Faculty of UCSF Medical School, and serves on the Board of Directors of Balance Therapeutics and Galena Biopharma.

Having served as the Chief Executive Officer and as a director of several pharmaceutical companies and having held senior clinical research and development positions with major pharmaceutical companies, Dr. Chin brings to the Board extensive management experience as well as knowledge and experience in pharmaceutical research and development.

Colonel Richard A. Cowell, USA, (Ret.)

Colonel Richard A. Cowell, USA, (Ret.) has served as a director since June 2007. Colonel Cowell retired in 2011 as a Principal at Booz Allen Hamilton, Inc., where he was involved in advanced concepts, technology experimentation and integration, and establishing new business operations. Prior to joining Booz Allen Hamilton in March 1996, Colonel Cowell served in the United States Army for 25 years. Mr. Cowell serves as a director and Chair of the Audit Committee for Microvision, Inc. He holds a Top Secret security clearance with special accesses based on a special background investigation. Mr. Cowell holds a B.S. degree in accounting from Ohio State University.

Mr. Cowell brings to the Board both financial and accounting expertise as well as experience in the handling of Audit Committee matters for a public company. As a consultant with a major consulting firm in the fields of technology experimentation and establishing new business operations, he brings to the Board strategic and business planning experience.

Helen S. Kim

Ms. Kim has served as a director since August 2011. She has been Chief Business Officer of NGM Pharmaceuticals, Inc., a privately held drug discovery company, since 2009, where she is responsible for all business functions and is active in raising capital. Ms. Kim served as President & Chief Executive Officer of KOSAN Biosciences from 2007 to 2008 where she restructured and repositioned the company prior to the successful sale of the company to Bristol-Myers Squibb. Ms. Kim served as Chief Program Officer for the Gordon and Betty Moore Foundation from 2003 to 2007. Ms. Kim previously held senior positions with Affymax, Inc., Onyx Pharmaceuticals, Inc., Protein Design Labs, Inc., and Chiron Corporation. She currently serves on the Board of Directors of Sunesis Pharmaceuticals. Ms. Kim received a M.B.A. in Marketing/Finance from the University of Chicago and a B.S. in Chemical and Biomedical Engineering from Northwestern University.

Having spent over twenty years in the biotechnology industry in various marketing, development and strategy positions, Ms. Kim brings to the Board significant experience and contacts in the pharmaceutical and life sciences industry. She has extensive knowledge in pharmaceutical product development and strategic planning that is directly relevant to the Company’s activities.

Manish Singh, Ph.D.

Dr. Singh has served as our President, Chief Executive Officer and as a director since February 2008. Dr. Singh served as a Director at California Technology Ventures, a venture capital firm from June 2003 to December 2007. He managed investments made by that venture capital firm in a number of medical device and biotechnology companies and served as a board director or board observer for several of the firm’s portfolio companies. From October 1995 to June 2002, he held various management and scientific positions with Odysseus Solutions, Cell Genesys, Chiron Corporation and Genetic Therapy, Inc. Dr. Singh has an MBA from UCLA, a Ph.D. in Chemical and Biochemical Engineering from the University of Maryland Baltimore County, an M.S. in Chemical Engineering from Worcester Polytechnic Institute and a B.S. in Chemical Engineering from the Indian Institute of Technology, Roorkee.

Dr. Singh has had extensive prior experience as both an operating executive and board member in the biotechnology field. He also brings to the Board extensive knowledge and experience in the area of financing early stage healthcare companies through his prior work in the venture capital field.

Rahul Singhvi, Sc.D.

Dr. Singhvi has served as a director since June 2010 and as our Lead Director since December 2010. He is Managing Partner of Axella Solutions, LLC, a strategic advisory firm. Dr. Singhvi was with Novavax, Inc., a biopharmaceutical company focused on developing novel, highly potent recombinant vaccines since 2004 and served as President, Chief Executive Officer and a director of Novavax from August 2005 to April 2011. Dr. Singhvi was the Senior Vice President and Chief Operating Officer of Novavax from April 2005 to August 2005 and Vice President - Pharmaceutical Development and Manufacturing Operations from April 2004 to April 2005. For ten years prior to joining Novavax, Dr. Singhvi served in various positions with Merck & Co., Inc., culminating as Director of the Merck Manufacturing Division., where he helped develop several vaccines, including Zostavax®, the only vaccine on the market to prevent shingles. Dr. Singhvi received his M.S. and Sc.D. degree in Chemical Engineering from the Massachusetts Institute of Technology. He also holds an M.B.A. from the Wharton School.

Dr. Singhvi brings to the Board experience and knowledge in the operation and leadership of early stage public healthcare companies. He also has extensive expertise and experience in the development and manufacturing of vaccines, which may assist the Board in its oversight of our cancer vaccine programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Board of Directors

Our property, affairs and business are conducted under the supervision and management of our Board of Directors as called for under the laws of Delaware and our Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each member of which is “independent” under the independence standards of both the NYSE MKT and the Securities and Exchange Commission (the “SEC”).

The Board of Directors held 13 meetings during the 2011 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he or she served that were held during the portion of the 2011 fiscal year in which he or she served as a director or served on such committees, as applicable.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, which currently consists of Mr. Cowell, as Chairman, and Drs. Chin and Singhvi. The Audit Committee held five meetings during the 2011 fiscal year.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of our financial statements and reports;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee appoints the independent registered public accounting firm, reviews with that accounting firm the plans and results of the audit engagement, approves permitted non-audit services provided by our independent registered public accounting firm and reviews that firm’s independence. Mr. Cowell has been designated as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”).

Our Board of Directors has established a Compensation Committee, which currently consists of Dr. Chin, as Chairman, Ms. Jacqueline Brandwynne and Dr. Singhvi. The Compensation Committee reviews, and makes recommendations to the full Board of Directors relating to, the compensation of our officers and directors, including our officers’ annual salaries and bonuses and the terms and conditions of option grants to our officers and directors under our 2006 Equity Incentive Plan. The Compensation Committee held six meetings during the 2011 fiscal year.

On August 2, 2012, our Board of Directors expanded the role and responsibility of the Chairman of the Compensation Committee, whereby the Chairman of the Compensation Committee will be the designated representative of the Board to whom the Chief Executive Officer will report. The Chairman of the Compensation Committee will exercise oversight over the activities of our Company, including additions to management, strategic planning and control systems and execution planning review.

Our Board of Directors has established a Finance Committee currently consisting of Dr. Singhvi, as Chairman, Dr. Chin and Ms. Kim. The Finance Committee has oversight responsibility for all material financial matters affecting the Company, including capital management, funding strategy and investing activities related to our financial position and financing activities. The Finance Committee held two meetings during the 2011 fiscal year.

Our Board of Directors has established a Nominating and Corporate Governance Committee, which currently consists of Ms. Brandwynne, as Chairwoman, Mr. Cowell, Ms. Kim and Dr. Singhvi. The Nominating and Corporate Governance Committee develops and recommends corporate governance guidelines to the Board, selects or recommends for selection nominees to serve on the Board, and oversees the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee held seven meetings during the 2011 fiscal year. Ms. Kim will become Chairwoman upon Ms. Brandwynne’s retirement from the Board effective at the 2012 Annual Meeting.

Our Board of Directors established a Strategy Committee in August 2011 currently consisting of Ms. Kim as Chairwoman and Dr. Yu, Dr. Singhvi and the Chairman of our Scientific Advisory Board, currently Dr. Keith Black, as members. The Strategy Committee reviews and makes recommendations to the full Board concerning development and execution of the Company’s corporate and product development strategies.

Our Board of Directors established an Executive Committee in August 2012 currently consisting of all non-employee directors. The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law.

The Charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at www.imuc.com.

Stockholder Recommendations of Director Candidates; Qualifications of Director Nominees

The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to us at our principal executive office at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367, Attention: Corporate Secretary. To be timely, the notice must be received by us no later than 120 days prior to the date on which the proxy statement for the preceding year’s Annual Meeting of Stockholders was mailed to stockholders. Notice of a nomination must include the proposer’s name, address and number of shares he or she owns; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include any other information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. A stockholder must submit the nominee’s consent to be elected and to serve. The Nominating and Corporate Governance Committee may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

The Nominating and Corporate Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. In making its nominations, our Nominating and Corporate Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. Although the Nominating and Corporate Governance Committee believes that director nominees should add to the range of backgrounds and experiences of the Company’s directors, neither the Committee nor the Board of Directors has a policy regarding the consideration of diversity in identifying and evaluating director nominees.

Board Leadership Structure and Role in Risk Oversight

Dr. John S. Yu serves as the Chairman of the Board of Directors, Dr. Manish Singh serves as the Company’s President and Chief Executive Officer. The Board of Directors believes that having two persons, rather than only one, serving as Chairman of the Board and President and Chief Executive Officer assists the Board in performing its obligation to oversee both management and risks facing the Company. In addition, Dr. Rahul Singhvi, who is an independent director, serves as the Company’s Lead Director, providing the Board with further assistance in performing the foregoing obligations.

The full Board of Directors has responsibility for general oversight of risks facing the Company, with reviews of certain areas of risk being conducted by the relevant Board committees, which then provide reports to the full Board. The Board receives reports from management on areas of risk facing the Company and periodically conducts discussions with management regarding the identification, assessment and management of these risks.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367, Attention: Corporate Secretary. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

We do not have a specific policy regarding our directors attending our annual stockholders meetings; however, directors are encouraged to attend these meetings. All of our then directors attended our 2011 annual stockholders meeting.

Compensation of Directors

On December 10, 2010, the Board of Directors adopted a revised compensation program for the directors whereby each non-employee director will receive compensation in the form of cash and stock options for serving on the Board as well as serving on Board committees. The cash compensation consists of an annual retainer of $10,000 for serving as a director, a fee of $1,500 for each quarterly Board meeting attended, and a fee of $1,000 for each non-quarterly Board meeting attended and $500 for each committee meeting attended (other than committee chairpersons). In addition, the Chairman of the Board receives an additional $5,000 annual retainer, the Chairperson of the Audit Committee will receive a $7,500 annual retainer, the Chairpersons of the Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee will each receive a $5,000 annual retainer. As of January 1, 2011, the Lead Director will receive an additional $5,000 annual retainer. All fees are to be paid quarterly. Seven-year non-qualified stock options to purchase shares of the Company’s common stock are to be granted annually on the date of the annual shareholders’ meeting to each non-employee director at an exercise price equal to the last reported trading price of the Company’s common stock on that date, with such option to vest quarterly over the one-year period following the date of grant in the following amounts: Chairman of the Board – 50,000 shares, Lead Director – 20,000 shares, Board members (other than Chair) 30,000 shares, Audit Committee Chair – 20,000 shares, Compensation Committee and Nominating and Corporate Governance Committee Chairs each to receive 10,000 shares, and members of Committees (other than Chairs) to receive 5,000 shares, with all vested options to be exercisable for 24 months after termination for any reason except termination for cause by us. Each member of the Board also receives an annual restricted stock grant of 10,000 shares.

On October 24, 2011, the Board of Directors revised the compensation program for the directors whereby each non-employee director will receive compensation in the form of cash and stock options for serving on the Board as well as serving on Board committees. The cash compensation consists of an annual retainer of $25,000 for serving as a director, a fee of $2,500 for each Board meeting attended in person, and a fee of $750 for each Board meeting attended by telephone and $500 for each committee meeting attended (other than committee chairpersons). In addition, the Chairman of the Board and the Lead Director receives an additional $5,000 annual retainer, the Chairperson of the Audit Committee receives a $10,000 annual retainer, the Chairpersons of the Compensation Committee, Finance Committee, Product Strategy Committee and Nominating and Corporate Governance Committee will each receive a $5,000 annual retainer. All fees are to be paid quarterly. Seven-year non-qualified stock options to purchase shares of the Company’s common stock are to be granted annually on the date of the annual shareholders’ meeting to each non-employee director at an exercise price equal to the last reported trading price of the Company’s common stock on that date, with such option to vest quarterly over the one-year period following the date of grant in the following amounts: Chairman of the Board – 50,000 shares, Lead Director – 50,000 shares, Board members (other than Chair) 30,000 shares, Audit Committee Chair – 20,000 shares, Compensation Committee, Finance, Nominating and Corporate Governance Committee and Product Strategy Committee Chairs each to receive 10,000 shares, and members of Committees (other than Chairs) to receive 5,000 shares, with all vested options to be exercisable for 24 months after termination for any reason except termination for cause by us.

On August 2, 2012, the Board of Directors adopted certain further revisions to the compensation program for non-employee directors. The annual cash retainer was increased to $30,000 for serving as a director, the fee for telephonic board meetings lasting more than one hour was increased to $1,500, the fee for committee meetings will be paid to the chair and other members of the committee and invited board members and the fee for committee meetings lasting more than one hour was increased to $1,000. The annual retainers paid to the Chairman of the Board and the Lead Director were increased to $5,500 and the annual retainers paid to the Audit Committee Chairman and the Chairs of the other board committees were increased to $11,000 and $5,500, respectively. The members of the Executive Committee will receive an annual retainer of $5,250 and $750 for committee meetings lasting up to one hour and $1,500 for meetings lasting more than one hour. The options granted annually to directors will vest over a four-year period in equal quarterly installments.

In addition, the Board of Directors approved an annual fee of $100,000 and an annual stock option grant of 50,000 shares to the Compensation Committee Chairman as compensation for additional responsibilities.

During the fiscal year ended December 31, 2011, we paid our non-employee directors cash compensation for serving on the Board of Directors and committees of the Board and granted a non-qualified option to purchase shares of common stock to each of our directors for their service as a director for the one-year period commencing October 24, 2011. Each of the options granted to the directors has a term of seven years, has an exercise price of $1.42 per share, vests in four equal quarterly installments following the date of grant, and may be exercised within their term during the period the grantee provides services to us and for 24 months after the grantee ceases providing services for any reason other than termination by us for cause. The amounts of the annual and interim grants were: Jacqueline Brandwynne, 45,000 shares; Richard Cowell, 55,000 shares; Helen Kim, 40,000 shares; Dr. Rahul Singhvi, 80,000 shares and Dr. John Yu, 55,000 shares.

The following table sets forth information concerning the compensation paid to each of our non-employee directors during 2011 for their services rendered as directors. The compensation of Dr. Singh, who serves as a director and as our President and Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards (2)(9)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jacqueline Brandwynne	$46,500	$23,600	$34,650	(3)	—	—	—	$104,750

Richard A. Cowell	$40,125	$13,000	$42,350	(4)	—	—	—	$95,475

Navdeep Jaikaria	$50,000	$23,600	$42,350	(5)	—	—	—	$115,950

Helen Kim	$15,325	$923	$35,550	(6)	—	—	—	$51,798

Robert L. Martuza	$12,500	$—	$—		—	—	—	$12,500

Rahul Singhvi	$46,750	$13,000	$82,400	(7)	—	—	—	$142,150

John Yu	$34,000	$13,000	$32,072	(8)	—	—	—	$79,072

(1)	This column represents the aggregate grant date intrinsic value of restricted stock awarded in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions.
(2)	This column represents the aggregate grant date fair value of options awarded computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the option grants, refer to Note 2 of our financial statements. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(3)	On October 24, 2011 we granted to Ms. Brandwynne a seven-year non-qualified option to purchase 45,000 shares of our common stock at an exercise price of $1.42 per share, vesting quarterly over a one-year period for her services as a director.
(4)	On October 24, 2011 we granted to Mr. Cowell a seven-year non-qualified option to purchase 55,000 shares of our common stock at an exercise price of $1.42 per share, vesting quarterly over a one-year period for his services as a director.
(5)	On October 24, 2011 we granted to Dr. Jaikaria a seven-year non-qualified option to purchase 55,000 shares of our common stock at an exercise price of $1.42 per share, vesting quarterly over a one-year period for his services as a director.
(6)	On August 22, 2011 we granted Ms. Kim a seven-year non-qualified option to purchase 5,000 shares of our common stock at an exercise price of $0.95 per share, vesting quarterly over a one-year period for her services as a director. Additionally, on October 24, 2011 we granted to Ms. Kim a seven-year non-qualified option to purchase 40,000 shares of our common stock at an exercise price of $1.42 per share, vesting quarterly over a one-year period for her services as a director.
(7)	On June 17, 2011 we granted Dr. Singhvi a seven-year non-qualified option to purchase 20,000 shares of our common stock at an exercise price of $1.95 per share, vesting quarterly over a period of one year for his services as a director. Additionally, on October 24, 2011 we granted to Dr. Singhvi a seven-year non-qualified option to purchase 80,000 shares of our common stock at an exercise price of $1.42 per share, vesting quarterly over a one-year period for his services as a director.
(8)	On October 24, 2011 we granted to Dr. Yu a seven-year non-qualified option to purchase 55,000 shares of our common stock at an exercise price of $1.42 per share, vesting quarterly over a one-year period for his services as a director.
(9)	As of December 31, 2011, our non-employee directors held vested and unvested options, which they received as compensation for their services as directors, to purchase the following number of shares of our common stock: Jacqueline Brandwynne - 290,401 shares; Richard A. Cowell - 273,301 shares; Navdeep Jaikaria - 55,000 shares; Helen Kim - 45,000 shares; Rahul Singhvi - 147,500 shares; and John Yu - 231,068 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

If a company has a class of equity security that is registered under Section 12 of the Securities Exchange Act of 1934, its directors and executive officers, and persons who own more than 10% of the outstanding shares of the registered class, are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Because we did not have any class of equity security registered under Section 12 of the Exchange Act during 2011, our directors, executive officers and significant stockholders were not required to file these reports with the SEC for that year.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 31, 2012 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our executive officers named in the Summary Compensation Table and our directors and (c) by all executive officers and directors of this company as a group. As of July 31, 2012, there were 40,587,548 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage of Class
John S. Yu, M.D.	6,577,409	(3)	13.95
Manish Singh, Ph.D.	1,623,384	(4)	3.94%
James Bender, Ph.D.	144,938	(5)	*
Jacqueline Brandwynne	301,151	(6)	*
Richard Chin, M.D.	5,625	(7)	*
Richard A. Cowell	269,551	(8)	*
Helen Kim	37,083	(9)	*
Rahul Singhvi, Sc.D.	132,500	(10)	*
All executive officers and directors as a group (9 persons)(11)	9,141,480		18.77%

*	Less than 1%
(1)	Unless otherwise indicated, the address of each of the persons shown is c/o ImmunoCellular Therapeutics, Ltd., 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of July 31, 2012, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(3)	Includes 10,000 shares owned of record and 6,567,409 shares of our common stock issuable upon exercise of options.
(4)	Includes 907,000 shares owned of record and 716,384 shares of our common stock issuable upon exercise of a warrant and options.
(5)	Includes 879 shares owned of record and 144,059 shares of our common stock issuable upon exercise of options
(6)	Includes 22,000 shares owned of record and 279,151 shares of our common stock issuable upon exercise of options.
(7)	All of the shares shown are subject to options.
(8)	Includes 10,000 shares owned of record and 259,551 shares of our common stock issuable upon exercise of options.
(9)	Includes 1,667 shares owned of record, 416 shares of our restricted stock which will vest in August 2012 and 35,000 shares of our common stock issuable upon exercise of options.

(10)	Includes 5,000 shares owned of record and 127,500 shares of our common stock issuable upon exercise of options.
(11)	Includes 981,546 shares owned of record, 416 shares of our restricted stock that will vest in August 2012, and 8,159,518 shares of our common stock issuable upon exercise of a warrant and options.

Executive Officers

Our only executive officers are Manish Singh, Ph.D., who serves as our President and Chief Executive Officer, James Bender, Ph.D., age 62, who serves as Vice President – Product Development and Manufacturing, and David Fractor, age 52, who serves as our Treasurer and Chief Financial Officer. Information about Dr. Singh is presented above under “Director Nominees.”

Dr. Bender served as our Vice President – Clinical Development on a part time basis from September 2008 to February 2010 and has served as our Vice President – Product Development and Manufacturing on a full-time basis since February 2010. From 2002 through 2008 Dr. Bender held various positions at IDM Pharma, most recently as director of product development where he led that company’s efforts relating to the clinical development of a cancer vaccine for the treatment of lung cancer. Prior to that, he held various positions at Nexell Therapeutics relating to the development of therapeutic stem cell and cancer vaccine products. Prior to that, Dr. Bender spent 10 years with Baxter Healthcare Corporation, eight years with the University of New Mexico School of Medicine and five years with St. Joseph’s Hospital in Albuquerque, New Mexico. He has over 75 scientific publications, is an inventor of 11 U.S. patents and holds a Ph.D. degree in immunology from the University of New Mexico and an M.P.H. in laboratory management from the University of Michigan.

Mr. Fractor has served as our Treasurer and Chief Financial Officer on a part-time basis since April 2011. Since 2003, Mr. Factor has been a consultant providing financial consulting and strategic planning services, including Sarbanes-Oxley compliance consulting services, to a variety of companies in a variety of industries. From 1999 through 2003, Mr. Fractor was the Chief Financial Officer of HemaCare Corporation, a publicly traded corporation which collects, manufactures, tests and distributes blood products to hospitals and provides blood services to patients in hospital settings on an outsourcing basis. Mr. Fractor received his B.S. in Accounting from the University of Southern California in 1982 and is a certified public accountant and a member of AICPA and the California Society of CPA’s.

Compensation of Executive Officers

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2011 to Dr. Manish Singh, who has served as our President and Chief Executive Officer since February 2008 and to Dr. James Bender, who has served as our Vice President-Clinical Development from September 2008 to February 2010 and as Vice President Product Development and Manufacturing since February 2010, and who was our only other executive officer who received compensation in excess of $100,000 in either 2011 or 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)			Bonus ($)		Stock Awards ($)	Option Awards ($)(5)			Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Manish Singh, Ph.D. President and Chief Executive Officer	2011 2010	$ $	313,125 293,287	(1) (2)	$ $	50,000 100,000	— —	$ $	332,289 222,500	(6) (7)	— —	— —	— —	$ $	695,414 615,787

James Bender, Vice President – Product Development and Manufacturing	2011 2010	$ $	174,583 155,833	(3) (4)	$ $	20,000 15,000	— —		$70,201 73,625	(8) (9)	— —	— —	— —	$ $	265,785 244,458

(1)	Includes $25,000 per month for the period from January 1, 2011 through February 18, 2011 and $26,250 per month from February 19, 2011 through December 31, 2011 for services rendered to us as President and Chief Executive Officer.
(2)	Includes $20,833 per month for the period from January 1, 2010 through February 17, 2010 and $25,000 per month from February 18, 2010 through December 31, 2010 for services rendered to us as President and Chief Executive Officer.
(3)	Includes $14,167 per month for the period January 1, 2011 to January 31, 2011 and $14,583 per month for the period February 1, 2010 to December 31, 2010.
(4)	Includes $14,167 per month for the period from February 1, 2010 through December 31, 2010 for services as Vice President – Product Development and Manufacturing and $12,000 in consulting fees for the month of January 2010.
(5)	This column represents option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the option grants, refer to Note 2 of our financial statements. These amounts do not correspond to the actual value that will be recognized by the named executives from these awards.
(6)	Includes (i) a seven-year option to purchase 600,000 shares of our common stock granted February 10, 2010 at an exercise price of $0.90 per share, vesting monthly over a one-year period following the date of grant, (ii) a seven-year option to purchase 30,000 shares of our common stock granted February 10, 2010 at an exercise price of $0.90 per share, vesting if our stock maintains a price of at least $1.60 for 15 consecutive trading sessions, (iii) a seven-year option to purchase 20,000 shares of our common stock granted February 20, 2010 at an exercise price of $0.90 per share, vesting if we enroll our first patient in a phase 2 clinical trial, (iv) a seven-year option to purchase 30,000 shares of our common stock granted on September 27, 2010 at an exercise price of $0.62, vesting quarterly over a one-year period following the date of grant, (v) a seven-year option to purchase 90,000 shares of our common stock granted on April 4, 2011 at an exercise price of $2.25 per share, vesting semi-annually following the date of grant, (vi) a seven-year option to purchase 50,000 shares of our common stock granted on April 4, 2011 at an exercise price of $2.25 per share, vesting if our stock achieves a market capitalization of at least $100 million for a period of ten consecutive trading days, (vii) a seven-year option to purchase 50,000 shares of our common stock granted on April 4, 2011 at an exercise price of $2.25 per share, vesting if our stock achieves a market capitalization of at least $150 million for a period of ten consecutive trading days and (viii) a seven-year option to purchase 50,000 shares of our common stock at an exercise price of $2.25 per share, vesting if our stock achieves a market capitalization of at least $200 million for a period of ten consecutive trading days.
(7)	Includes (i) a seven-year option to purchase 300,000 shares of our common stock granted February 18, 2009 at an exercise price of $0.15 per share, vesting monthly over a one-year period following the date of grant, (ii) a seven-year option to purchase 360,000 shares of our common stock granted February 18, 2010 at an exercise price of $0.90 per share, vesting monthly over a one-year period following the date of grant, (iii) a seven-year option to purchase 240,000 shares of our common stock granted February 18, 2010 at an exercise price of $0.90 per share, vesting in certain increments if we achieve during the term of the agreement (a) vesting of 30,000 shares for a volume weighted average trading price for our common stock of greater than $1.60 for any 15-day period during the term of the agreement on average daily trading volume of at least 20,000 shares, or (b) vesting of 90,000 shares for a volume weighted average trading price for our common stock of greater than $2.00 for any 15-day period during the term of the agreement on average daily trading volume of at least 20,000 shares, or (c) vesting of 30,000 shares for treating the first patient in a phase II clinical trial, or (d) vesting of 90,000 shares if the Corporation completes a financing, a strategic alliance or licensing agreement with upfront licensing payments to the Corporation or a merger or acquisition that generates at least $5,000,000 of net proceeds, for services rendered as President and Chief Executive Officer.

(8)	Includes (i) a seven-year option to purchase 150,000 shares of our common stock granted on February 1, 2010 at an exercise price of $0.90 per share, vesting monthly over a period of one-year following the date of grant, (ii) a seven-year option to purchase 60,000 shares of our common stock granted on April 4, 2011 at an exercise price of $2.25 per share, vesting in three annual installments following the date of grant, (iii) a seven-year option to purchase 20,000 shares of our common stock granted on April 4, 2011 at an exercise price of $2.25 per share, vesting if our stock achieves a market capitalization of at least $100 million for a period of ten consecutive trading days, (iv) a seven-year option to purchase 20,000 shares of our common stock granted on April 4, 2011 at an exercise price of $2.25 per share, vesting if our stock achieves a market capitalization of at least $150 million for a period of ten consecutive trading days and (v) a seven-year option to purchase 20,000 shares of our common stock granted on April 4, 2011 at an exercise price of $2.25 per share, vesting if our stock achieves a market capitalization of at least $200 million for a period of ten consecutive trading days,
(9)	Includes (i) a seven-year option to purchase 75,000 shares of our common stock granted February 1, 2010 at an exercise price of $0.90 per share, vesting monthly over a one-year period following the date of grant, (ii) a seven-year option to purchase 25,000 shares of our common stock granted February 1, 2010 at an exercise price of $0.90 per share, vesting if we complete by September 30, 2010 the tech transfer to a contract manufacturer organization for ICT-107, including without limitation validation/qualification runs, (iii) a seven-year option to purchase 25,000 shares of our common stock granted February 1, 2010 at an exercise price of $0.90 per share, vesting if we complete by December 31, 2010 FDA acceptance of a Phase II clinical trial plan for ICT-107, and (iv) a seven-year option to purchase 25,000 shares of our common stock granted February 1, 2010 at an exercise price of $0.90 per share, vesting if we complete by December 31, 2010 enrollment of the first patient into the Phase II clinical trial for ICT-107, for services as Vice President – Product Development and Manufacturing.

Outstanding Equity Awards at December 31, 2011

The following table sets forth information as of December 31, 2011 concerning unexercised options, unvested stock and equity incentive plan awards for the executive officers named in the Summary Compensation Table.

	Option Award
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Manish Singh, Ph.D.	600,000	(1)	—		—	$1.00	2-17-15
	25,000	(2)	—		—	0.27	9-28-15
	31,384	(3)	—		—	0.95	9-13-16
	360,000	(4)	—		—	0.90	2-17-17
	105,000	(5)	45,000	(5)	—	0.90	2-17-17
	30,000	(6)	—		—	0.90	9-26-17
	—		20,000	(7)	—	2.25	4-3-18
	—		100,000	(8)		2.25	4-3-18
	—		150,000	(9)	—	2.25	4-3-18

James Bender	19,000	(10)	—		—	0.68	8-31-15
	15,000	(11)	—		—	0.95	8-31-16
	5,000	(12)	—		—	0.95	8-31-16
	75,000	(13)	—		—	0.90	1-31-17
	50,000	(14)	—		—	0.90	1-31-17
	—		60,000	(15)	—	2.25	4-3-18
	—		60,000	(16)	—	2.25	4-3-18

(1)	Vested monthly over one year following grant on February 18, 2008.
(2)	Vested 25% quarterly following grant on September 29, 2008.
(3)	Vested 25% quarterly following grant on September 14, 2009.
(4)	Vested monthly following grant on February 18, 2008.
(5)	Vests upon completion of milestones pursuant to contract.
(6)	Vested 25% quarterly following grant on September 27, 2010.
(7)	Vests one year from issuance on April 4, 2011.
(8)	Vests annually over two years following grant on April 4, 2011.
(9)	Vests upon completion of milestones pursuant to contract.
(10)	Vested monthly over one year following grant on September 1, 2008.
(11)	Vested monthly over one year following grant on September 14, 2009.
(12)	Vested one year from the date of grant on September 14, 2009.
(13)	Vested monthly over one year following grant on February 1, 2010.
(14)	Vested upon completion of milestones pursuant to contract.
(15)	Vests annually over three years following grant on April 4, 2011.
(16)	Vests upon completion of milestones pursuant to contract.

Employment Agreements

John S. Yu, M.D.

Dr. John Yu and the Company entered into an Agreement, dated as of November 17, 2006, and a related Securities Purchase Agreement, dated as of November 17, 2006, Non-qualified Stock Option Agreement, dated as of November 17, 2006 and Registration Rights Agreement, dated as of November 17, 2006. Under that Agreement, Dr. Yu agreed to serve as our Chief Scientific Officer for an initial one-year term on a part-time basis. Pursuant to that Agreement, the Company agreed that (i) for so long as Dr. Yu owns Company shares or fully vested immediately exercisable options to purchase Company shares totaling at least 2,000,000 shares, the Company will use commercially reasonable efforts to enable Dr. Yu to continue to serve on its Board of Directors and (ii) for so long as Dr. Yu owns shares of the Company’s common stock or fully vested immediately exercisable options to purchase shares of the Company’s common stock totaling at least 4,000,000 shares or at least 5,000,000 shares, the Company will use commercially reasonable efforts to enable Dr. Yu and either one or two, respectively, of his designees to serve on its Board of Directors.

Effective March 1, 2010, the Company entered into an Agreement with Dr. Yu under which he agreed to serve on a part-time basis as the Company’s Chief Scientific Officer for a one-year term. The Agreement provides for an annual base salary of $70,000 and for cash bonuses of $15,000 each if prior to December 31, 2010 (i) the FDA has accepted a Phase II clinical trial plan for ICT-107 and (ii) a Physicians Investigator IND submission for one of the Company’s specified product candidates has been accepted by the FDA.

Pursuant to the Agreement, the Company granted to Dr. Yu a seven-year nonqualified stock option under the Company’s 2006 Equity Incentive Plan, or a new qualified option plan, to purchase 125,000 shares of the Company’s common stock at an exercise price equal to $0.90 per share, which was the closing market price of the common stock on the option grant date. The option may be exercised during the period that Dr. Yu provides services to the Company and for 24 months after termination for any reason except termination for cause by the Company, provided that such exercise is within the seven-year term of the option.

The option granted to Dr. Yu under the Agreement will vest (i) as to 75,000 shares in four equal quarterly installments following the date of grant and (ii) as to the remaining 50,000 shares, 25,000 shares shall each vest upon timely satisfying the two milestones described above for the payment of cash bonuses to Dr. Yu.

Effective March 1, 2011, the Company entered into an Agreement with Dr. Yu under which he agreed to serve on a part-time basis as the Company’s Chief Scientific Officer. The Agreement shall automatically renew on the one year anniversary date of the Agreement for successive one-year terms unless terminated by Dr. Yu or us and was automatically renewed on March 1, 2012 for an additional one-year period. The agreement provides for an annual base salary of $70,000 and for cash bonuses of $15,000 each if prior to February 29, 2012 we achieved the following milestones: (i) enrollment of 75 patients in the Phase II trial of ICT-107 and (ii) filing of an IND for either a new indication for ICT-107 or for another product candidate of the Company.

Pursuant to the Agreement, the Company granted to Dr. Yu a seven-year nonqualified stock option under the Company’s 2006 Equity Incentive Plan, to purchase 50,000 shares of the Company’s common stock at an exercise price equal to $1.95 per share, which was the closing market price of the common stock on the option grant date. The option may be exercised during the period that Dr. Yu provides services to the Company and for 12 months after termination for any reason except termination for cause by the Company, provided that such exercise is within the seven-year term of the option.

The option granted to Dr. Yu under the Agreement will vest in three equal annual installments, with the first vesting date to be February 28, 2012.

Manish Singh, Ph.D.

Effective as of February 18, 2010, the Company entered into a new Employment Agreement with Dr. Manish Singh (the “2010 Employment Agreement”) pursuant to which Dr. Singh will continue to serve on a full-time basis as the Company’s President and Chief Executive Officer for a one-year term. The Company is required under the 2010 Employment Agreement to use its commercially reasonable efforts to have Dr. Singh continue to serve as a member of the Company’s Board of Directors during the term of the 2010 Employment Agreement. The 2010 Employment Agreement may be extended for an additional one-year period upon the mutual agreement of the Company and Dr. Singh.

The 2010 Employment Agreement provides for an annual base salary of $300,000. In addition, provided that Dr. Singh continues to serve as the Company’s President and Chief Executive Officer for the entire one-year term of the 2010 Employment Agreement, the Company will pay Dr. Singh a discretionary cash bonus of up to $50,000 upon completion of the one-year term.

The 2009 Employment Agreement with Dr. Singh provided that Dr. Singh was entitled to receive cash milestone bonuses, not to exceed an aggregate amount of $200,000, of (1) $50,000 upon the Company’s completion of a financing, a strategic alliance or a merger or acquisition generating at least $2,500,000 of net proceeds (after commissions) during the term of that agreement, (2) $100,000 upon the Company’s completion of a financing, a strategic alliance or a merger or acquisition generating at least $5,000,000 of net proceeds (after commissions) during the term of that agreement, or (3) $200,000 upon the Company’s completion of a financing, a strategic alliance or a merger or acquisition generating at least $10,000,000 of net proceeds (after commissions) during the term of that agreement. The 2009 Employment Agreement also provided that an option granted to Dr. Singh to purchase 200,000 shares of the Company’s common stock would vest if the Company’s working capital is at least $8,000,000 at the end of the term of that agreement.

The 2010 Employment Agreement amends the 2009 Employment Agreement to provide that the milestones described in the preceding paragraph may be satisfied by including the net proceeds received by the Company at any time prior to August 17, 2010 from (1) a financing by the Socius Capital Group or (2) any private placement financing that is covered by a signed term sheet that was entered into by the Company prior to February 18, 2010 or from another source at the same or better terms as contemplated by such signed term sheet. Also, for purposes of determining whether the $8,000,000 working capital milestone in the preceding paragraph has been satisfied, the 2010 Employment Agreement provides that working capital will be calculated as of the date of the Company’s receipt of the proceeds that are being included to satisfy the milestone.

Pursuant to the 2010 Employment Agreement, the Company granted to Dr. Singh a seven-year incentive stock option under the Company’s Equity Plan, or a new qualified option plan, to purchase 600,000 shares of the Company’s common stock at an exercise price equal to $0.90 per share, which was the closing market price of the common stock on the option grant date. The option may be exercised during the period that Dr. Singh provides services to the Company and for 24 months after termination for any reason except termination for cause by the Company, provided that such exercise is within the seven-year term of the option.

The option granted to Dr. Singh under the 2010 Employment Agreement will vest (1) as to 360,000 shares, in twelve equal monthly installments of 30,000 shares each over the twelve-month period from and immediately following the grant date, (2) as to 30,000 shares, if the Company achieves during the term of the that agreement a volume-weighted average trading price for its common stock of greater than $1.60 for any consecutive 15-day trading period during the term of that agreement on average daily trading volume of at least 20,000 shares, (3) as to 90,000 shares, if the Company achieves during the term of that agreement a volume-weighted average trading price for its common stock of greater than $2.00 for any consecutive 15-day trading period during the term of that agreement on average daily trading volume of at least 20,000 shares, (4) as to 30,000 shares, upon treating during the term of that agreement the first patient in a Phase II clinical trial, and (5) as to 90,000 shares, if during the term of the agreement the Company completes a financing, a strategic alliance or a licensing agreement with upfront licensing payments to the Company or a merger or acquisition that generates at least $5,000,000 of net proceeds (after commissions) for the Company beyond the $10,000,000 achieved by August 17, 2010, with any financing proceeds received by the Company during the first six months of the 2010 Employment Agreement that are used to satisfy milestones under the 2009 Employment Agreement not being included as proceeds to satisfy the milestones described in this paragraph.

In the event that the Company terminates the 2010 Employment Agreement without cause or does not extend the 2010 Employment Agreement upon its expiration for an additional one-year term, then (1) the Company upon such termination will be required to make a lump sum payment to Dr. Singh equal to six months of his base annual salary, (2) any stock options granted to Dr. Singh, to the extent vested, will be retained by Dr. Singh and will be exercisable on the terms described above, and (3) the vesting of an additional number of shares subject to all options granted to Dr. Singh equal to 50% of all shares subject to such options that have not already vested will immediately accelerate and will be exercisable on the terms described above. If Dr. Singh terminates his employment for “good reason” as defined in the Employment Agreement, he will receive the severance benefits described in the preceding sentence, except that 100% of his options will vest if his employment terminates for good reason following a merger or similar corporate transaction in which the Company is not the surviving entity.

Effective February 18, 2011, the Company entered into an Agreement with Dr. Singh under which he agreed to continue to serve on a full-time basis as the Company’s President and Chief Executive Officer for a one-year term commencing February 18, 2011. The Company is required under the Employment Agreement to use its commercially reasonable efforts to have Dr. Singh continue to serve as a member of the Company’s Board of Directors during the term of the Employment Agreement. The Employment Agreement automatically renews on the one-year anniversary date of the effective date of February 18, 2011 of each year thereafter for successive one-year terms unless terminated by either party and was automatically renewed on February 18, 2012 for an additional one-year period.

The Employment Agreement provides for an annual base salary of $315,000. In addition, provided that Dr. Singh continues to serve as the Company’s President and Chief Executive Officer for the entire one-year term of the Employment Agreement, the Company will pay Dr. Singh a discretionary cash bonus of up to $100,000 upon the attainment of certain corporate goals.

The Employment Agreement also provides Dr. Singh a seven-year incentive stock option grant to purchase 270,000 shares of common stock under the Company’s 2006 Equity Incentive Plan (the “Plan”) at an exercise price of $2.25 per share, which was the closing price of the Company’s common stock on the date of grant. The option will vest as follows; (i) 20,000 shares on February 17, 2012, (ii) 50,000 shares on February 17, 2013, (iii) 50,000 shares on February 17, 2014, (iv) 50,000 shares upon the Company attaining a market capitalization of at least $100 million for ten consecutive trading dates, (v) 50,000 shares upon the Company attaining a market capitalization of at least $150 million for ten consecutive trading days and (vi) 50,000 shares upon the Company attaining a market capitalization of at least $200 million for ten consecutive trading days.

Dr. James Bender

Effective February 1, 2010, the Company entered into an Employment Agreement with Dr. James Bender pursuant to which Dr. Bender will serve on a full-time basis as the Company’s Vice President – Product Development and Manufacturing for a one-year term commencing February 1, 2010. Prior to February 1, 2010, Dr. Bender had been serving on a part-time basis as the Company’s Vice President – Clinical Development pursuant to an Agreement dated as of September 1, 2009, as amended on September 14, 2009.

The Employment Agreement provides for an annual base salary of $170,000. Pursuant to the Employment Agreement, the Company granted to Dr. Bender a seven-year incentive stock option under the Company’s 2006 Equity Incentive Plan to purchase 150,000 shares of the Company’s common stock at an exercise price equal to $0.90 per share, which was the closing market price of the common stock on the option grant date.

The option granted to Dr. Bender under the Employment Agreement will vest at the rate of 6,250 shares per month over the term of the Employment Agreement as to 75,000 shares. The option will vest as to the remaining 75,000 shares upon the Company’s attainment of the following development milestones, and Dr. Bender will also be entitled to receive the following cash bonuses upon attainment of these milestones: (1) completion by September 30, 2010 of the technology transfer to a contract manufacturer for the Company’s ICT-107 product will result in a $10,000 cash bonus and the vesting of 25,000 option shares; (2) completion by December 31, 2010 of FDA acceptance of a Phase II clinical trial plan for ICT-107 will result in a $10,000 cash bonus and the vesting of 25,000 option shares; and (3) completion by December 31, 2010 of the enrollment of the first patient into the Phase II clinical trial for ICT-107 will result in a $10,000 bonus and the vesting of 25,000 option shares.

The Employment Agreement provides that all of the rights and obligations of the Company and Dr. Bender under his prior agreement to provide services to the Company (including Dr. Bender’s right to work for another organization) terminated as of January 31, 2010, except that Dr. Bender’s right under that agreement to receive cash bonuses and the vesting of options upon the Company’s achievement of specified development milestones will remain in effect. The Employment Agreement provides that, except as described in the following sentence, if Dr. Bender’s employment terminates prior to the expiration of the one-year term, Dr. Bender will not have any right to receive further compensation under the Employment Agreement other than compensation that was accrued as of his employment termination date. If the Company terminates Dr. Bender’s employment without “cause” as defined in the Employment Agreement, 50% of any unvested options held by Dr. Bender as of the employment termination date will vest, and he will also have the right to receive any compensation that was accrued as of the employment termination date.

The Company entered into an Employment Agreement, effective as of February 1, 2011, with Dr. James Bender pursuant to which Dr. Bender will continue to serve on a full-time basis as the Company’s Vice President – Product Development and Manufacturing for a one-year term commencing February 1, 2011. The Employment Agreement automatically renews on the one-year anniversary date of the effective date of February 1, 2011 of each year thereafter for successive one-year terms unless terminated by either party and was automatically renewed on February 1, 2012 for an additional one-year period.

The Employment Agreement provides for an annual base salary of $175,000. In addition, provided that Dr. Bender continues to serve as the Company’s Vice President – Product Development and Manufacturing for the entire one-year term of the Employment Agreement, the Company will pay Dr. Bender a discretionary cash bonus of up to $35,000 upon the attainment of certain corporate goals.

The Employment Agreement also provides Dr. Bender a seven-year incentive stock option grant to purchase 120,000 shares of common stock under the Plan at an exercise price of $2.25 per share, which was the closing price of the Company’s common stock on the date of grant. The option will vest as to (i) 60,000 shares in three annual installments of 20,000 shares each, with the first installment to vest on January 31, 2012; (ii) 20,000 shares upon the Company attaining a market capitalization of at least $100 million for ten consecutive trading dates; (iii) 20,000 shares upon the Company attaining a market capitalization of at least $150 million for ten consecutive trading dates; and (iv) 20,000 shares upon the Company attaining a market capitalization of at least $200 million for ten consecutive trading dates. On June 11, 2012, Dr. Bender was granted an additional seven-year incentive stock option to purchase 75,000 shares of the Company’s common stock at an exercise price of $3.42 per share, with such option to vest in equal monthly installments over a four year period beginning February 1, 2012.

David Fractor

The Company has entered into an agreement with David Fractor pursuant to which Mr. Fractor became the Company’s Chief Financial Officer effective as of April 4, 2011. Mr. Fractor will serve in this capacity on a part-time basis for a three-year term, subject to termination by either party on 30 days notice. Under this agreement, Mr. Fractor receives a monthly salary of $6,000 and was granted a seven-year option to purchase 42,000 shares of the Company’s common stock at an exercise price of $2.25 per share, with such option to vest in equal monthly installments over the three-year term of the agreement. On October 24, 2011, Mr. Fractor’s monthly salary was increased to $8,000 and he was granted a seven-year option to purchase 10,000 shares of the company’s common stock at an exercise price of $1.42 per share with such option to vest as to 2,500 shares on October 24, 2011 and the remaining shares to vest thereafter in 36 equal monthly installments. On February 24, 2012 the Company granted to Mr. Fractor a seven-year non-qualified option to purchase 10,000 shares of the Company’s common stock at an exercise price of $1.90 per share, with such option to vest in equal quarterly installments over a one-year period following the date of grant.

2006 Equity Incentive Plan

We have adopted our 2006 Equity Incentive Plan (the “Equity Plan”) pursuant to which we are authorized to grant options, restricted stock and stock appreciation rights to purchase up to 8,000,000 shares of common stock to our employees, officers, directors, consultants and advisors. Awards under the plan may consist of stock options (both non- qualified options and options intended to qualify as “Incentive Stock Options” under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards and stock appreciation rights.

Our Equity Plan is administered by our board of directors or a committee appointed by the Board, which determines the persons to whom awards will be granted, the type of award to be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

Our Equity Plan provides that the exercise price of each incentive stock option may not be less than the fair market value of our common stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding common stock). The exercise price of a non-qualified stock option shall be no less than the fair market value of the common stock on the date of grant. The maximum number of options that may be granted in any fiscal year to any participant is 725,000.

Our Equity Plan also permits the grant of freestanding stock appreciation rights or in tandem with option awards. The grant price of a stock appreciation right shall be no less than the fair market value of a share on the date of grant of the stock appreciation right. No stock appreciation right shall be exercisable later than the tenth anniversary of its grant. Upon the exercise of a stock appreciation right, a participant shall be entitled to receive common stock at a fair market value equal to the benefit to be received by the exercise.

Our Equity Plan also provides us with the ability to grant or sell shares of common stock that are subject to certain transferability, forfeiture, repurchase or other restrictions. The type of restriction, the number of shares of restricted stock granted and other such provisions shall be determined by our board of directors or its committee.

Unless otherwise determined by our board of directors or its committee, awards granted under our Equity Plan are not transferable other than by will or by the laws of descent and distribution.

Our Equity Plan provides that, except as set forth in an individual award agreement, upon the occurrence of a corporate transaction: (i) our board of directors or its committee shall notify each participant at least 30 days prior to the consummation of the corporate transaction or as soon as may be practicable and (ii) all options and stock appreciation rights shall terminate and all restricted stock shall be forfeited immediately prior to the consummation of such corporate transaction unless the committee determines otherwise in its sole discretion. A “corporate transaction” means (i) a liquidation or dissolution of us; (ii) a merger or consolidation of the company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of our assets; or (iv) a purchase or other acquisition of more than 50% of our outstanding stock by one person or by more than one person acting in concert.

Our board of directors may alter, amend or terminate our Equity Plan in any respect at any time, but no alteration, amendment or termination will adversely affect in any material way any award previously granted under our Equity Plan, without the written consent of the participant holding such award.

As of December 31, 2011, there were outstanding options under the Equity Plan to purchase approximately 3,040,654 shares of our common stock at a weighted average exercise price of approximately $1.16 per share. The grants of options and restricted stock under the Equity Plan during 2011 are described below.

In October 2011, we granted a seven-year non-qualified option to purchase shares of common stock to each of our non-employee directors for their service as a director for the one-year period commencing October 24, 2011. Each of the options granted to the directors has a term of seven years, has an exercise price of $1.42 per share, vests in four equal quarterly installments following the date of grant, and may be exercised within their term during the period the grantee provides services to us and for 24 months after the grantee ceases providing services for any reason other than termination by us for cause. The amounts of the annual grants were: Jacqueline Brandwynne, 45,000 shares; Richard Cowell, 55,000 shares; Dr. Navdeep Jaikaria, 55,000 shares; Dr. Helen Kim, 40,000 shares; Dr. Rahul Singhvi, 80,000 shares and Dr. John Yu, 55,000 shares.

In October 2011, we granted a seven-year non-qualified option to purchase 10,000 shares of our common stock at an exercise price of $1.42 to David Fractor for his service as our Chief Financial Officer and Treasurer, with such option to vest as to 2,500 shares one year after grant, and the remaining shares to vest thereafter in 36 equal monthly installments following the date of grant.

In September 2011, we granted a seven-year incentive option to purchase 30,000 shares of our common stock at an exercise price of $1.41 to Dr. Peter Ho for his service as our Director of Business Development, with such option to vest in three equal annual installments following the date of grant.

In August 2011, we granted a seven-year non-qualified option to purchase 5,000 shares of our common stock at an exercise price of $1.66 per share to Dr. Helen Kim for service as a director on a pro rated basis, with such option to vest in four equal quarterly installments for the one-year period following the date of grant, and may be exercised within its term during the period the grantee provides services to us and the 24 months after the grantee ceases providing services for any reason other than termination by us for cause.

In August 2011, we also granted 1,667 restricted shares of our common stock to Helen Kim as part of her compensation for services as a director on a pro rated basis, with such shares to vest in four equal installments following the date of grant.

In June 2011, we granted a seven-year non-qualified option to purchase 20,000 shares of our common stock at an exercise price of $1.95 to Dr. Rahul Singhvi for his services as the Board’s Lead Director, with such option to vest in equal installments June 17, 2011, July 1, 2011, October 1, 2011 and December 31, 2011.

In June 2011 we granted 5,000 shares of restricted stock to Ms. Brandwynne in consideration of the additional work she performed as Chairwoman of the Nominating and Corporate Governance Committee in connection with our compliance with newly adopted statutory and regulatory requirements for corporate governance.

In June 2011 we granted 5,000 shares of restricted stock to Dr. Jaikaria in consideration of the additional work he performed in connection with our February 2011 private placement.

In June 2011, we granted a five-year non-qualified option to purchase 10,000 shares to Linda Huff at an exercise price of $1.95, with such option to vest in two equal annual installments following the date of grant.

In April 2011, we granted a five-year non-qualified option to purchase 150,000 shares of our common stock at an exercise price of $2.25 to Dr. Elma Hawkins for services as Consultant – Clinical Affairs, with such option to vest as to 75,000 shares in equal annual installments for three years following the date of grant, and 75,000 shares to vest upon the achievement of certain specified milestones.

In April 2011, we granted a seven-year non-qualified option to purchase 42,000 shares of our common stock at an exercise price of $2.25 to David Fractor for his employment as our Chief Financial Officer and Treasurer, with such option to vest in 36 equal monthly installments over three years following the date of grant, and such option may be exercised within its term during the period the grantee provides services to us and for 12 months after the grantee ceases providing services for any reason other than termination by us for cause.

In April 2011, we granted a five-year non-qualified option to purchase 30,000 shares of our common stock at an exercise price of $2.25 to Dr. Keith Black for his services as Chairman of our Scientific Advisory Board, with such option to vest in four equal quarterly installments following the date of grant.

In March 2011, we granted a seven-year non-qualified option to purchase 50,000 shares of our common stock at an exercise price of $1.95 to Dr. John Yu for services rendered as our Chief Scientific Officer, with such option to vest in three equal annual installments following the date of grant, and such option may be exercised within its term during the period the grantee provides services to us and for 24 months after the grantee ceases providing services for any reason other than termination by us for cause.

In February 2011, we granted a seven-year incentive option to purchase 270,000 shares of our common stock at an exercise price of $2.25 per share to Dr. Manish Singh upon the renewal of his employment as our President and Chief Executive Officer, with 20,000 of the shares to vest one year following the date of grant, 50,000 of the shares to vest at two and three years following the date of grant and with the remaining 150,000 shares to vest in accordance with the achievement of milestones contained in his employment agreement, and such option may be exercised within its term during the period the grantee provides services to us and for 24 months after the grantee ceases providing services for any reason other than termination by us for cause.

In February 2011, we granted a seven-year non-qualified option to purchase 120,000 shares of our common stock at an exercise price of $2.25 per share to Dr. James Bender in accordance with his employment agreement to serve as our Vice President – Product Development and Manufacturing, with such option to vest at the rate of 60,000 shares in equal annual installments for three years following the date of grant and 60,000 shares to vest in accordance with the achievement of milestones contained in his employment agreement, and such option may be exercised within its term during the period the grantee provides services to us and for 12 months after the grantee ceases providing services for any reason other than termination by us for cause.

Code of Ethics

Our Board of Directors has adopted a code of ethics covering all of our executive officers and key employees. A copy of our code of ethics will be furnished without charge to any person upon written request. Requests should be sent to: Corporate Secretary, ImmunoCellular Therapeutics, Ltd., 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367.

Report of the Audit Committee

The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls, and audit functions. The Audit Committee provides advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives and discussions with management and the independent registered public accounting firm.

The Audit Committee also monitors the activities and performance of the Company’s independent registered public accounting firm, including the scope, external audit fees, independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee selects, evaluates and, when appropriate, replaces the independent registered public accounting firm. The Audit Committee also reviews the results of external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees the Company’s internal financial controls and financial disclosure procedures.

The Audit Committee is composed of three non-employee directors who are “independent directors” under SEC and NYSE MKT rules requiring the independence of audit committee members.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of ImmunoCellular Therapeutics, Ltd. through periodic meetings with our independent registered public accounting firm and management. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Marcum LLP, is responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company, and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the field of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements.

The Audit Committee has discussed with Marcum LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from Marcum LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Marcum LLP its independence.

Based on the review and discussions described above with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2011, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Respectfully submitted,

Audit Committee

Richard A. Cowell, Chairman
Richard Chin, M.D.
Rahul Singhvi, Sc.D.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Accounting Fees

On October 1, 2010, the Company’s independent registered public accounting firm, Stonefield Josephson, Inc. (“Stonefield”), combined its practice with Marcum LLP (the “Merger”). Accordingly, effective October 1, 2010, Stonefield effectively resigned as the Company’s independent registered public accounting firm and Marcum LLP (“Marcum”) became the Company’s independent registered public accounting firm. This change in the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

The principal accountant’s reports of Stonefield on the financial statements of the Company as of and for the three years ended December 31, 2009 and for the period from inception of operations (February 24, 2004) to December 31, 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the three years ended December 31, 2009 and through the effective date of the Merger, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Stonefield’s satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the three years ended December 31, 2009 and through October 1, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the three years ended December 31, 2009 and through October 1, 2010, the effective date of the Merger, the Company did not consult with Marcum LLP with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has appointed Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The following table shows the fees that were paid or accrued by us for audit and other services provided by Marcum for fiscal year 2010 and 2011.

	2010	2011
Audit Fees (1)	$54,770	$66,666
Audit-Related Fees (2)	—	—
Tax Fees (3)	$3,000	5,200
All Other Fees	$39,650	90,587

Total	$97,420	$162,453

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and the review of our financial statements included in our Form 10-Q quarterly reports and services that are normally provided in connection with statutory or regulatory filings for the 2010 and 2011 fiscal years.
(2)	Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported above under “Audit Fees.”
(3)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.

All audit related services, tax services and other services rendered by Stonefield or Marcum were pre-approved by our Board of Directors or Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all of the services that were performed for us by Stonefield and that are now performed for us by Marcum. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting. The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Stonefield and subsequently with maintaining the independence of Marcum.

Stockholder Ratification of the Appointment of Marcum LLP.

The Audit Committee has approved Marcum LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2012. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Marcum LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

OTHER MATTERS

Stockholder Proposals

Any proposal that a stockholder intends to present in our proxy statement for consideration at our next annual meeting of stockholders, to be held in 2013, must be received by us on or before April 12, 2013, or if the date of the annual meeting is moved more than 30 days from the anniversary of our 2012 annual meeting, then no later than the close of business on the 60th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of the meeting is made. If a stockholder desires to present a proposal at our next annual meeting of stockholders but does not desire to include the proposal in our proxy statement, we must receive the proposal no later than June 26, 2013. All proposals described in this paragraph must comply with the stockholder proposal requirements set forth in our Bylaws and should be sent to ImmunoCellular Therapeutics, Ltd., 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367, Attention: Corporate Secretary.

Expenses of Solicitation

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may be solicited by our directors, officers and other employees, personally or by telephone, facsimile or email. Such persons will not be compensated separately for these solicitation activities.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

A copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2011 that we filed with the SEC accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: ImmunoCellular Therapeutics, Ltd., 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California 91367, Attention: Corporate Secretary.

By Order of the Board of Directors

August 10, 2012	/s/ John S. Yu
John S. Yu, M.D.
Corporate Secretary

IMMUNOCELLULAR THERAPEUTICS, LTD.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

ELECTRONIC VOTING INSTRUCTIONS

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m., Central Time, on September 24, 2012.

Vote by Internet

• Go to www.investorvote.com/IMUC

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors

Director Nominee Name

01 - Richard Chin, M.D.

04 - Manish Singh, Ph.D.

02 - Richard A. Cowell

05 - Rahul Singhvi, Sc.D.

03 - Helen S. Kim +

06 - John S. Yu, M.D.

FOR all nominees listed above (except to withhold authority to vote for any individual nominee or nominees, strike a line through the name(s) of the nominee(s) above).

WITHHOLD AUTHORITY to vote

for all nominees listed above

2. RATIFY THE APPOINTMENT OF MARCUM LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR IMMUNOCELLULAR THERAPEUTICS, LTD. FOR THE YEAR ENDING DECEMBER 31, 2012.

For Against Abstain

3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors, at present, knows of no other business to be presented by or on behalf of ImmunoCellular Therapeutics, Ltd. or the Board of Directors at the meeting.

B Non-Voting Items

Change of Address – Please print new address below.

Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please date this proxy card and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.

Date (mm/dd/yyyy) – Please print date below.

Signature 1 – Please keep signature within the box.

Signature 2 – Please keep signature within the box.

01I8UB

C 1234567890 J N T

1 U P X 1 4 2 0 6 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — IMMUNOCELLULAR THERAPEUTICS, LTD.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 24, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints John S. Yu, M.D. and Manish Singh, Ph.D., and each of them, as the attorneys, agents and proxies of the undersigned, with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. to be held at our corporate offices located at 21900 Burbank Boulevard, 3rd Floor, Woodland Hills, California, on Monday, September 24, 2012 at 9:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE ON THE RETURNED PROXY CARD OR THE VOTE MADE BY TELEPHONE OR THE VOTE MADE BY INTERNET, IT WILL BE VOTED “FOR” THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.